As filed with the Securities and Exchange Commission on December 18, 2025
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________
United Natural Foods, Inc.
(Exact name of registrant as specified in its charter)
______________________

Delaware	05-0376157
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

15 Park Row West, Suite 302
Providence, Rhode Island 02903
(Address of Principal Executive Offices)
______________________

FIFTH AMENDED AND RESTATED UNITED NATURAL FOODS, INC. 2020 EQUITY INCENTIVE PLAN
(Full title of the plan)
______________________

Mahrukh Hussain
General Counsel and Corporate Secretary
United Natural Foods, Inc.
15 Park Row West, Suite 302
Providence, Rhode Island 02903
(401) 528-8634
(Name, address, and telephone number, including area code, of agent for service)
______________________

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
______________________

EXPLANATORY NOTE

This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering 1,500,000 shares of common stock, par value $0.01 per share (the “Common Stock”), of United Natural Foods, Inc., a Delaware corporation (the “Registrant”), issuable pursuant to the Fifth Amended and Restated United Natural Foods, Inc. 2020 Equity Incentive Plan, as approved by the Registrant’s stockholders on December 16, 2025. The contents of the Registrant’s previously filed Registration Statement on Form S-8 (File No. 333-235583), filed with the Securities and Exchange Commission (the “Commission”) on December 19, 2019, the Registrant’s previously filed Registration Statement on Form S-8 (File No. 333-252407), filed with the Commission on January 25, 2021, the Registrant’s previously filed Registration Statement on Form S-8 (File No. 333-276167), filed with the Commission on December 20, 2023, and the Registrant’s previously filed Registration Statement on Form S-8 (File No. 333-283920), filed with the Commission on December 19, 2024 are each hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

1.The Registrant’s annual report on Form 10-K for the fiscal year ended August 2, 2025, filed with the Commission on October 1, 2025 (the “2025 10-K”), which includes audited financial statements for the Registrant for the fiscal year ended August 2, 2025;

2.The Registrant’s quarterly report on Form 10-Q for the fiscal quarter ended November 1, 2025, filed with the Commission on December 2, 2025;

3.The Registrant’s current report on Form 8-K filed with the Commission on December 17, 2025;

4.The Registrant’s proxy statement on Schedule 14A filed with the Commission on November 5, 2025; and

5.The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 000-21531), filed with the Commission on October 11, 1996, including any amendments or reports subsequently filed for the purpose of updating or otherwise modifying such description, including the description of the Registrant’s Common Stock contained in Exhibit 4.2 to the Registrant’s annual report on Form 10-K for the fiscal year ended July 29, 2023.

All other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of hereof from the date of the filing of such documents.

ITEM 8. EXHIBITS

    The Exhibits accompanying this Registration Statement are listed on the accompanying Exhibit Index.

Exhibit Index

Exhibit Number	Description
4.1
Certificate of Incorporation of the Registrant, as amended (restated for SEC filing purposes only) (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended January 31, 2015).

4.2	Fifth Amended and Restated Bylaws of United Natural Foods, Inc. (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended April 29, 2023).

5.1*	Opinion of Mayer Brown LLP.

23.1*	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Mayer Brown LLP (included in Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (included on the signature page of this Registration Statement).

99.1	Fifth Amended and Restated United Natural Foods, Inc. 2020 Equity Incentive Plan (Filed as Annex A to the Registrant’s Proxy Statement on Form DEF 14A filed on November 5, 2025).

107*	Filing Fee Table
 * Filed herewith.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Providence, Rhode Island, on December 18, 2025.

UNITED NATURAL FOODS, INC.

/s/ GIORGIO MATTEO TARDITI
Giorgio Matteo Tarditi
President and Chief Financial Officer
(Principal Financial Officer)

POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints J. Alexander Douglas and Giorgio Matteo Tarditi, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including all post-effective amendments), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ J. Alexander Miller Douglas	Chief Executive Officer (Principal Executive Officer) and Director	December 18, 2025
J. Alexander Miller Douglas
/s/ Giorgio Matteo Tarditi	President and Chief Financial Officer (Principal Financial Officer)	December 18, 2025
Giorgio Matteo Tarditi
/s/ R. Eric Esper	Chief Accounting Officer (Principal Accounting Officer)	December 18, 2025
R. Eric Esper
/s/ Jack L. Stahl	Chairman	December 18, 2025
Jack L. Stahl
/s/ Lynn S. Blake	Director	December 18, 2025
Lynn S. Blake
/s/ Gloria R. Boyland	Director	December 18, 2025
Gloria R. Boyland
/s/ Daphne J. Dufresne	Director	December 18, 2025
Daphne J. Dufresne
/s/ Michael S. Funk	Director	December 18, 2025
Michael S. Funk
/s/ James M. Loree	Director	December 18, 2025
James M. Loree
/s/ James L. Muehlbauer	Director	December 18, 2025
James L. Muehlbauer
/s/ James C. Pappas	Director	December 18, 2025
James C. Pappas
/s/ Mohammad Shamim	Director	December 18, 2025
Mohammad Shamim